EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Andretti Acquisition Corp. (the “Company”) on Form 10-Q for the quarterly period ended March 31, 2023, as filed with the Securities and Exchange Commission (the “Report”), I, William J. Sandbrook, Co-Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 9, 2023

/s/ William J. Sandbrook
William J. Sandbrook
Co-Chief Executive Officer
(Principal Executive Officer)